EXHIBIT 10.7

Purchase Agreement

Party A：Shenzhen Zhongjinke Hardware Products Co., Ltd

Party B：Dongguan TSLG Metal Products Co. LTD

Party A and Party B hereby enter into this contract on the basis of equality and voluntariness in order to establish long-term friendly cooperative relations based on the principle of mutual benefit. This contract is the basic contract and shall remain in force during the period of business between the parties. The agreements, contracts, faxes, orders, drawings, letters, etc. related to the performance of this Contract in the business dealings between the parties shall be valid annexes to this Contract and shall be binding upon both parties.

This Agreement shall come into effect from 27th May, 2021 to 26th May, 2025. If Party B continues to maintain the supply relationship with Party A, Party A shall re-sign the relevant agreement with Party B.

Article 1 Definition

The following words used in this Agreement shall have the meaning given to them in this Agreement, as defined below, unless otherwise provided for in this Agreement:

1.1       “Order Products” means materials, components, hardware, software, assemblies or services provided in accordance with the technical standards specified in the Order as agreed by the Parties.

1.2       “Special Products” shall mean the ordered products designed by Party A and owned by Party A with intellectual property rights related to the design, which need to be produced by Party B and provided to Party A.

Article 2 Agreement standard

2.1       Party B shall supply the ordered Products to Party A in accordance with the technical standards specified in the order approved by both parties.

2.2       Party A shall place separate purchase orders for the required products according to its requirements, and indicate the name, specification, quantity, unit price, total amount, payment terms, delivery date and delivery place of the required items on the orders.

2.3       Party B shall supply the ordered products in accordance with the technical standards and timely change requirements stipulated by Party A (in case of any inconsistency between the two, the latter requirements shall prevail). If any standard is incomplete or any information provided is difficult to understand, Party B shall be obliged to consult Party A.

Article 3 Validity of purchase order

3.1       Purchase order confirmation: After Party A has issued a purchase order, Party B must confirm and return it within 1 working day. If Party A does not agree, Party B must inform in writing and explain the relevant reasons, otherwise the order will be automatically deemed valid。

3.2       Purchase order revision: Party A may change, add or reduce orders through negotiation before delivery by Party B, and Party B must give full cooperation.

3.3       Purchase order cancellation: Party A may cancel or partially cancel undelivered orders in case of cancellation of customer orders due to market reasons or other reasons.

Article 4 Transportation and delivery

4.1       Transportation and package: Packing requirements of the ordered products are set out in Annex I Quality Assurance Agreement. Both parties shall bear the corresponding transportation responsibility according to the specific order or agreement. If there is no special indication, the delivery terms shall be deemed to be the delivery of the goods to Party A’s warehouse, and Party B shall bear the risk during the delivery of the goods to Party A’s warehouse.

4.2       Party B shall ensure that it has sufficient supply capacity and production capacity to meet Party A’s needs. Party B shall guarantee the delivery time required by Party A.

4.3       Delay in delivery: For any foreseeable delay in delivery, Party B shall promptly notify Party A and explain the remedial measures taken (such as increase in production equipment and change in mode of transportation, etc.), and the expenses arising therefrom shall be borne by Party B. In addition, the two parties have agreed to settle the matter as follows：

Party B shall also be liable for any loss caused to Party A by Party B due to the delay in delivery of the goods (such as loss of labor, loss of materials, etc.).

4.4       For the case of early delivery, the two parties agree to solve it as follows:

If the goods are delivered 3 days prior to the delivery date specified in the order, Party A may unconditionally reject the goods and Party B shall bear the expenses incurred thereby. If Party A accepts the goods, the additional costs incurred shall be borne by Party B, except for special orders and changes in specifications and delivery conditions after placing orders.

4.5       In case of non-delivery of the order quantity, the parties agree to settle the case as follows:

Party B shall be liable for all losses and expenses caused by Party A’s suspension of production or delay in shipment due to Party B’s failure to deliver the goods as ordered.

4.6       At the time of each shipment, Party B shall provide Party A with a list of shipment details, the contents of which shall meet Party A’s requirements; If not required by Party A, it shall include at least the following contents: (1) Party A’s material number; (2) Specifications and models; (3) Order number; (4) The actual quantity and date of delivery.

4.7       Party B shall deliver the goods together with the quality inspection report of the materials and, if necessary, the material certificate of the raw materials.

4.8       Party A may reject the goods under one or more of the following circumstances, and shall have the right to require Party B to take such remedial measures as making up, repairing and delivering qualified products as Party A deems reasonably acceptable upon receipt of the notice of breach specified by Party A as follows:

(1) The goods are inconsistent with the delivery note; (2) Does not meet the supply requirements of Party A; (3) does not meet the technical requirements set forth in the order approved by both parties; (4) Change the production process; (5) damage to the goods; (6) Incomplete delivery or delayed delivery without prior consent of Party A; (7) Wrong place of delivery.

Party B warrants that it shall give priority to Party A’s demand when the supply environment of the ordered products is tight, and shall guarantee at least 90% of the ordered products required by Party A.

Article 5 Price of goods

5.1       The price of the ordered products shall be based on the price agreed upon and accepted by both parties, and Party B shall guarantee the best price (Party B shall guarantee that the price of the ordered products shall not be higher than that of other similar types of transactions and shall meet the price required by customers).

5.2       If the actual price of the products under order is lower than the price under order due to changes in market conditions before the order is executed or not executed in full, Party B shall have the obligation and initiative to notify Party A and Party A shall have the right to request and Party B shall reduce the price. If the parties agree to change the price or if Party B reduces the price, Party B agrees that the new reduction shall apply to the delivery from the date of the change.

5.3       Party B shall have a clear plan and method to promote the cost reduction target and may request Party B to provide its cost analysis report if necessary.

Article 6 Payment clause

6.1       Party B shall ensure that its invoice complies with Chinese laws and regulations.

6.2       Party B agrees that Party A shall accept and confirm the acceptance of the ordered products in accordance with the payment terms stipulated by Party A or agreed by both parties.

6.3       If Party B makes any compensation due to other problems (such as delayed delivery, quality problems, etc.), such compensation shall be deducted from the amount payable. If there is any shortage, Party B shall pay the compensation separately, unless otherwise agreed by both parties.

Article 7 Transfer of ownership and transfer of risk

Ownership of the goods is transferred upon delivery. If the goods are purchased in Mainland China (except Hong Kong, Macao and Taiwan), the risk shall be transferred when Party B actually delivers the goods to Party A. If the goods are purchased from a country or region outside Mainland China, the parties shall determine the transfer of risk according to the selected terms of trade.

Article 8 Quality control and quality assurance

8.1       Party B warrants that the technology and quality of the ordered products meet Party A’s requirements, as specified in the Quality Assurance Agreement.

8.2       Party A warrants that the products and materials of the ordered products meet the environmental protection requirements of Party A, as specified in the Environmental Protection Agreement.

8.3       Party B warrants that in the process of development, design and manufacturing of the ordered products, any outsourcing or subcontracting shall be approved by Party A in advance and all relevant documents (including but not limited to process documents, quality standards, outsourcing or subcontracting prices, etc.) shall be disclosed to Party A. Where key works and ordered products (including devices, semi-finished products and finished products) need to be outsourced or subcontracted, Party A may organize relevant personnel to inspect and certify; The above acts shall be performed only after obtaining the written approval of Party A. Party B shall not subcontract/outsource the ordered products.

--- Subcontract the entire project means that Party B transfers all the Ordered products to a third party during the development, design and manufacturing of the Ordered products, and the third party develops, designs and manufactures the ordered products. --- Subcontract the partial project means that Party B transfers part of the non-principal and non-critical work of the ordered products to a third party in the process of development, design and manufacturing of the ordered products, and the third party develops, designs and manufactures the non-principal and non-critical work. --- Outsource means the method by which Party B seeks assistance from a third party in the process of development, design and manufacturing of the ordered products due to insufficient personnel and equipment, when its production capacity has reached saturation, or when special parts cannot be purchased in stock or made by itself, or when the collaborator has specialized technology and the quality of outsourcing is better and the price is lower.

8.4       The goods must be manufactured in accordance with the instructions in the order, or in accordance with the specifications purchased by Party A, or in accordance with the technical specifications of Party B (if these specifications are accepted by Party A as the main specifications), or in accordance with the valid standards agreed by the parties. Any production in violation of the above regulations will not be accepted. Even if Party B has passed the quality control inspection of the government agency or the inspection of Party A, it does not mean that Party B is exempt from liability, unless Party A agrees to waive liability.

8.5       In any case, Party B shall indemnify Party A for the expenses incurred for dismantling, transportation, analysis, classification and reassembly of the Products ordered due to non-conformity with the requirements. The relevant documents of the calculation method shall be separately negotiated by both parties.

Article 9 Social responsibility

9.1       Party B undertakes to strictly implement national labor laws and regulations, consciously undertake necessary social responsibilities, and establish a good social image.

9.2       Party B shall not use child labor in its employment and shall have an inspection system to ensure that necessary assistance shall be provided in case of child labor.

9.3       Party B shall have no discrimination, no corporal punishment, no forced labor, no deduction of wages, no arrears of wages, etc. Employees who make mistakes should be educated rather than fined financially.

9.4       During labor and employment, Party B shall sign labor contracts with employees, apply for social insurance, provide comfortable living conditions (such as accommodation, water, property safety measures, emergency medical measures, etc.), and provide necessary assistance to employees in need.

9.5       Party B shall maintain harmonious labor relations and community relations, and shall not cause vicious labor disputes, environmental pollution incidents and other adverse social effects. And communicate requirements and information to stakeholders in this regard.

9.6       Party B shall also consciously abide by and have the courage to undertake the corresponding social responsibility requirements as required by other relevant regulations, international conventions, industry self-discipline, etc.

9.7       Party A has the right to request Party B to provide information and materials related to social responsibility, or to conduct on-site understanding or review of Party B’s behavior in respect of social responsibility.

9.8       If Party B violates the above requirements of social responsibility, Party A shall have the right to adjust or cancel Party B’s orders or terminate the cooperation with Party B.

Article 10 Protected rights

10.1     Party B shall not use any design, process or other intellectual property rights that may or have infringed any patent rights or Copyrights owned by third parties.

10.2     If any of the products supplied by Party B to Party A for any order use any design, process and equipment that infringes the patent right or copyright protection of a third party, Party B shall bear all liabilities (including but not limited to all liabilities, losses and expenses caused by any litigation or action) and shall have nothing to do with Party A.

10.3     Party A’s intellectual property rights are protected by Chinese laws. Without the authorization and permission of Party A, Party B shall not utilize or use Party A’s trademark, patent, logo, other intellectual property rights and other protected intellectual property rights for publicity or other activities.

Article 11 Duty of confidentiality

11.1     Party B shall be obliged to keep the information and technology confidential.

Article 12 Force majeure

12.1     In the event of force majeure, neither party shall be deemed to be at fault.

12.2     Force majeure is defined as any event which the affected party does not or cannot reasonably foresee and which cannot reasonably be avoided or overcome, which prevents a party from properly performing its obligations. Examples of force majeure include wars (whether declared or not), riots, riots, government acts (except those foreseeable as a result of law enforcement), fires, natural disasters (including floods, earthquakes, typhoons, etc.).

12.3     The party suffering from force majeure shall, within 24 hours from the date of the occurrence of force majeure, give a written notice to the other party and provide relevant supporting materials within 3 days. In such cases, the affected party shall not be liable for any delay in the performance of its obligations due to force majeure. During the duration of the force majeure event, each party shall bear its own expenses resulting from the delay in the performance of its obligations.

12.4     If this Agreement cannot be performed for a period of more than half a month or a total of one month due to force majeure, Party A has the right to immediately terminate this Agreement by giving a written notice. In such case, Party A is not required to perform any further payment obligations.

Article 13 Information, email, notices

13.1     Both parties agree to cooperate in all aspects of the ordered products and to exchange relevant information. If required by Party A, Party B shall provide all technical information (such as equipment, production, quality control, etc.) related to the products of this Order.

13.2     All correspondence between the parties in connection with this Agreement, including but not limited to forms, instructions, contracts, declarations, notices, orders and quotations, shall be sent by E-MAIL, express mail or fax.

13.3     Management of Party B’s name change

Party B’s name shall not be changed at will. If it is necessary to change the name due to special circumstances, Party B undertakes to change the name in full compliance with the laws and regulations of the country. If Party B’s name change results in any third-party liability, Party B shall bear all the responsibilities. At the same time, Party A may require Party B to pay the necessary management and operation costs. Party B’s obligations to Party A will not change as a result of the name change.

Article 14 Molds, other production equipment and parts

14.1     Molds and other special equipment required for the production of the ordered products shall be subject to a mold custody agreement signed by both parties.

14.2     The party purchasing the molds and other equipment shall acquire the title to the molds and equipment, but the intellectual property rights included in the molds shall be owned by the Supplier or Licensor. All documents relating to molds and other equipment shall be retained by the right party. For the order products with intellectual property rights owned by Party A, the relevant molds and technical data are protected by relevant laws.

14.3     Party B shall be responsible for maintaining the molds and equipment in normal condition to ensure that the quality of the ordered products meets the technical standards and to ensure the normal production requirements of Party A.

14.4     If a mold purchased by Party A and used by Party B for processing parts or materials is damaged, Party B shall replace it at its own expense, and Party A shall acquire the title to the new mold (excluding natural wear and tear).

14.5     For the molds made for non-standard parts (including Party A’s special products), Party B shall retain the molds for at least three years after the completion of the relevant projects of Party A, and shall maintain the molds in normal condition to meet Party A’s after-sales needs.

Article 15 Other provisions

15.1     No amendment or modification to this Agreement or any annex shall be valid unless it is made in writing and signed by both parties.

15.2     For matters not covered in this Agreement, both parties may sign a supplementary agreement, which shall have the same legal effect as this Agreement.

15.3     Both parties shall confirm important matters in previous documents, and the exchanged documents shall be valid only when signed by authorized representatives and stamped with official seals or signed by legal representatives.

Article 16 Dispute resolution

16.1     This Agreement shall be construed and governed by the laws of the People’s Republic of China.

16.2     Any dispute or dispute arising out of this Agreement shall be settled by both parties through negotiation. If negotiation fails, both parties agree to submit the dispute to the people’s court where Party A is located for settlement.

Article 17 Effectiveness of Agreement

This Agreement shall come into force upon being signed and sealed by the legal or authorized representatives of both parties until a new agreement is signed.

Party A (seal): Shenzhen Zhongjinke Hardware Products Co., Ltd	Party B (seal): Dongguan TSLG Metal Products Co. LTD
Legal or Authorized Representative (Signature):	Legal or Authorized Representative (Signature):
Tel:	Tel:
Address:	Address:
Date:	Date: